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                                                                    EXHIBIT 10.2
[BIOGEN LETTERHEAD]

                                                     September 11, 1998


Sir Kenneth Murray
4 Mortonhall Road
Edinburgh EH9 2HW
Scotland, United Kingdom

Re: RENEWAL OF INDEPENDENT CONSULTING AND PROJECT AGREEMENT

Dear Ken:

         Your Independent Consulting and Project Agreement with Biogen, Inc., dated June 29, 1979, as previously amended (the "Agreement"), under which you serve as a member of the Scientific Board of the Company expires on September 30, 1998. Biogen greatly values your input on the Scientific Board, and would like to renew the Agreement for an additional three-year period commencing as of September 30, 1998 and ending on September 30, 2001. The terms and conditions of the Agreement will continue to apply during the renewal term except that compensation for your services under the Agreement during the renewal term will be as follows:

         1. You will receive (i) a $20,000 per year retainer, (ii) $2,000 per day for attendance at Scientific Board meetings, plus reasonable travel and lodging expenses and (iii) $500 per day for time spent in Biogen=s laboratories.

         2. Subject to approval by the Stock and Option Plan Administration Committee, on your renewal date, you will be granted an option to purchase 30,000 shares of Biogen Common Stock. The option will vest over three years (33-1/3% per year) and will be exercisable at a price equal to the average of the high and low sales prices on your renewal date.

         If you agree to renewal of the Agreement on these terms, please sign both copies of this renewal letter and return one copy to the attention of Anne Marie Cook, Associate General Counsel, Biogen, Inc., 14 Cambridge Center, Cambridge, MA 02142.


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         We look forward to your continued participation on the Scientific
Board.


                                        Very truly yours,

                                        BIOGEN, INC.


                                        By:________________________________
                                           James R. Tobin
                                           President and Chief Executive
                                           Officer


                                        By:________________________________
                                           Phillip A. Sharp, Ph.D.
                                           Chairman of Scientific Board



                                        AGREED TO AND ACCEPTED:


                                        ___________________________________
                                        Sir Kenneth Murray, Ph.D.